UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑    Definitive proxy statement
☐    Definitive additional materials
☐    Soliciting material pursuant to §240.14a-12
CYTOCORE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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CYTOCORE, INC.
414 North Orleans Street
Suite 510
Chicago, Illinois 60610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Monday June 22, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CytoCore, Inc., a Delaware corporation (the “Company”), will be held at the Holiday Inn Chicago Mart Plaza located at 350 West Mart Center Drive, Chicago, Illinois 60654 on Monday June 22, 2009 at 10:00 a.m., local time, for the purpose of:

1. electing five directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified; and

2. to transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors knows of no other business to be transacted at the meeting.

The Board of Directors has fixed the close of business on Monday, April 27, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the attached Proxy Statement.

By Order of the Board of Directors

Robert F. McCullough, Jr.
Chairman, Chief Executive Officer and Chief Financial Officer

May 4, 2009

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on June 22, 2009

This Proxy Statement and related materials are available at the Company’s Website at www.cytocoreinc.com

This Proxy Statement relates to the Company’s 2009 Annual Meeting of Stockholders to be held Monday, June 22, 2009 at 10:00 a.m., local time, at the Holiday Inn Chicago Mart Plaza located at 350 West Mart Center Drive, Chicago, Illinois 60654 and at any adjournments thereof.

The matters to be voted upon at such meeting are:

1. the election of five directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified; and

2. the transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of the Company recommends a vote “FOR” the election of the nominees for director in Proposal 1.

Only stockholders of record at the close of business on April 27, 2009 are entitled to notice of and to vote at the meeting and any adjournment thereof.

Materials that will be available electronically at the website identified above include:

•	The Notice of Annual Meeting of Stockholders;

•	This Proxy Statement;

•	The form of proxy card; and

•	The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2008.

If you wish to attend the meeting in person and need directions, please contact the Secretary of the Company at (312) 222-9550.

Instructions on how to complete, sign, date and return the proxy card are provided thereon, as well as a stockholder’s control/identification number(s).

PROXY STATEMENT
VOTING PROCEDURES AND QUORUM
ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ADDITIONAL INFORMATION

CYTOCORE, INC.
414 North Orleans Street
Suite 510
Chicago, Illinois 60610

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on Monday, June 22, 2009

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CytoCore, Inc. (“CytoCore” or the “Company”) for use at the Company’s 2009 Annual Meeting of Stockholders to be held on Monday, June 22, 2009 at 10:00 a.m., local time, at the Holiday Inn Chicago Mart Plaza located at 350 West Mart Center Drive, Chicago, Illinois 60654 and at any adjournments thereof (the “Meeting”).

The Notice of Meeting, this Proxy Statement, the form of proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are first being mailed to stockholders on or about Monday, May 4, 2009.

VOTING PROCEDURES AND QUORUM

The Board of Directors has fixed the close of business on Monday, April 27, 2009 (the “Record Date”) as the record date to determine stockholders entitled to receive notice of and to vote at the Meeting. Only holders of the Company’s common stock, $.001 par value (the “Common Stock”), and the Company’s Series E Convertible Preferred Stock, $.001 par value (the “Series E Stock”), shall be entitled to vote at the Meeting. The Company had 41,304,416 shares of its Common Stock and 19,222 shares of its Series E Stock outstanding as of the close of business on the Record Date. Each holder of Common Stock is entitled to one vote per share of Common Stock on each of the matters to be voted upon at the Meeting. Each holder of Series E Stock is entitled to vote on any matter on which the holders of Common Stock are entitled to vote, and to notice of the Meeting. When voting with the holders of Common Stock as a single class, each holder of Series E Stock is entitled to one vote for each share of Common Stock into which such holder’s Series E Stock is convertible on the Record Date, calculated to the nearest whole share. As of the Record Date, the Series E Stock outstanding was convertible into 91,240 shares of Common Stock.

If the accompanying proxy is properly completed, signed and returned prior to the Meeting, such shares will be voted in accordance with the instructions on the proxy or, in the absence of instructions as to any proposal, they will be voted in favor of the proposal as set forth in the accompanying Notice of Meeting and described herein.

A stockholder may revoke a proxy at any time prior to exercise at the Meeting by (1) signing and delivering to the Company a later-dated proxy, (2) delivering written notice of revocation to the Company, or (3) attending the Meeting and voting in person. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

In the event any nominee for election as a director is unable or unavailable to serve as a director when the election occurs, the persons named as proxies in the accompanying form of proxy may vote for a substitute nominee. The Company expects all nominees to be available and knows of no matters to be brought before the Meeting other than those described in this Proxy Statement. If, however, any other matters properly come before the Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person voting such proxies.

The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock and Series E Stock outstanding on the Record Date and entitled to vote shall constitute a quorum. If a quorum is not present, the chairman of the Meeting or the holders of a majority of the shares entitled to vote who are present in person or represented by proxy at the Meeting have the power to adjourn the Meeting from time to time until a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally scheduled.

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Broker non-votes will also count in determining whether a quorum is present. If a broker indicates on the proxy that it does not have discretionary authority and has not received voting instructions with respect to a particular proposal, those shares will not be considered as present and entitled to vote with respect to that proposal.

The affirmative vote of a plurality of the votes of the shares of Common Stock and Series E Stock, voting together as a single class, present in person or represented by proxy and entitled to vote will be required to elect the nominees to the Company’s Board of Directors. Accordingly, abstentions, broker non-votes and votes withheld for a nominee will not have any effect on the election of a director.

ELECTION OF DIRECTORS

Pursuant to the Company’s Certificate of Incorporation and By-laws, each as amended to date, the Company’s Board of Directors may consist of no fewer than five nor more than eight directors, with the specific number to be authorized by the Board of Directors from time to time in its discretion. The Board of Directors is currently authorized to, and does, consist of eight members. Each director holds office until his or her successor is elected and qualified, and directors need not be stockholders.

Each of Mr. Burns, Dr. Hall and Dr. Weissberg has notified the Board that he does not wish to stand for reelection. Accordingly, they were not nominated for reelection and the number of directors will be fixed at five following the Annual Meeting. In addition, Mr. Burns resigned as Chairman of the Board on April 21, 2009; the Board appointed Mr. McCullough to serve as Chairman to fill the vacancy created by Mr. Burns’ resignation. Five directors are to be elected at the Meeting to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. All of the nominees are current directors of the Company. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If a nominee becomes unable or unavailable to serve as a director at the time of the election, the persons named as proxies in the accompanying proxy may vote the proxy for a substitute nominee. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by the General Corporation Law of the State of Delaware.

The affirmative vote of a plurality of the votes of the shares of Common Stock and Series E Stock, voting together as a single class, present in person or represented by proxy and entitled to vote will be required to elect the directors.

Unless otherwise specified, the persons designated in the proxy will vote the shares covered thereby at the Meeting FOR the nominees set forth below.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ELECTION OF THE NOMINEES.

The Nominees to the Board of Directors; Current Executive Officers

		Positions and Offices, if any,	Director
Name	Age	Held with the Company	Since

Current Director Nominees
Robert F. McCullough, Jr.	54	Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors	2005
John H. Abeles, M.D.	64	Director	1999
Erik Danielsen	46	Director	2008
Alexander M. Milley	56	Director	1989
Clinton H. Severson	61	Director	2006
Current Executive Officer
Richard A. Domanik, Ph.D.	62	Chief Operating Officer	—

Current Director Nominees

Robert F. McCullough, Jr. was elected Chief Financial Officer and director of the Company in September 2005 and Chief Executive Officer of the Company in October 2007. Mr. McCullough was appointed to serve as Chairman of the Board of Directors on April 21, 2009, to fill the vacancy created by Mr. Burns’ resignation as such on that date. In addition, he currently serves as President and as a Portfolio Manager of Summitcrest Capital, Inc., a money management firm and registered investment adviser, a position he has held since October 2003. From April 1999 to July 2003, Mr. McCullough served as a Portfolio Manager at Presidio Management, a money management firm. Prior thereto, Mr. McCullough served as a manager with the accounting firm of Ernst & Whinney (now Ernst & Young) and also served as a financial analyst, a portfolio manager and a Chief Financial Officer of several private companies. Mr. McCullough has an Masters of Business Administration in finance and is a Certified Public Accountant.

John H. Abeles, M.D. has been a director of the Company since May 1999. Dr. Abeles is President of MedVest, Inc., a venture capital and consulting firm he founded in 1980. He is also General Partner of Northlea Partners, Ltd., a family investment partnership. Dr. Abeles was a senior medical executive at Sterling Drug Company, Pfizer, Inc. and Revlon Healthcare, Inc. and subsequently was a medical analyst at Kidder, Peabody & Co. Dr. Abeles is a director of a number of companies operating in the medical device and healthcare fields, including public companies I-Flow Corporation, Oryx Technology Corp., DUSA Pharmaceuticals, Inc. and CombiMatrix Corp.

Erik Danielsen was appointed to the Board of Directors on September 1, 2008. Mr. Danielsen is a Senior Analyst at Analitika S.A., an investment advisory firm based in Switzerland specializing in the healthcare industry, having been employed by Analitika since 1993. From March 1, 2006 to March 31, 2008, Mr. Danielsen acted as a consultant to the Company, providing financial advisory, corporate communications and investor and public relations services. Mr. Danielsen is a director of ContextVision A.B., a Swedish-based company engaged in the development and marketing of medical oriented image processing systems and software products.

Alexander M. Milley has been a director of the Company (including its predecessors) since 1989. Mr. Milley is currently President, Chief Executive Officer and Chairman of the Board of ELXSI Corp., a publicly-held holding company with subsidiaries operating in the restaurant and environmental inspection equipment industries. Mr. Milley has served as Chairman and CEO of ELXSI since September 1989, and was elected President of that company in August 1990. He is also President and Chairman of the Board of Azimuth Corporation, a holding company with subsidiaries operating in the trade show exhibit, retail environment design, and electrical components and fastener distribution industries. Mr. Milley was Chairman of the Board and Chief Executive Officer of Bell National Corporation, a predecessor of the Company, until December 1998 and was President of Bell National from August 1990 until December 1998. Mr. Milley is the founder, President, sole director and majority stockholder of Milley Management, Inc., a private investment and management-consulting firm. Mr. Milley is also the President and a director of Cadmus Corporation, a private investment and management consulting firm, and a director and executive officer of Winchester National, Inc.

Clinton H. Severson was elected to the Board of Directors in November 2006. Mr. Severson has served as President, Chief Executive Officer and a director of the Board of Directors of Abaxis, Inc., a northern California-based provider of portable technology, tools and services used for medical diagnostics sold to customers and distributors worldwide, since 1996. Prior to his assuming the CEO position of Abaxis, where he was appointed Chairman of the Board in 1998, Mr. Severson served as President and CEO for over seven years at MAST Immunosystems, Inc., a privately-held medical diagnostic company.

Current Executive Officer

Richard A. Domanik, Ph.D. was appointed President of the Company in May 2007 and served in that capacity until August 2008. He was appointed Chief Operating Officer in October 2007 and continues to serve in that capacity. Since 2001, Dr. Domanik has been the principal at R. Domanik Consulting, Inc., a consulting firm specializing in the development and manufacture of medical and clinical diagnostic devices and instruments and intellectual property management. Between 2002 and 2006, Dr. Domanik served as Director of Technology Development of ZelleRX Corporation, a biotechnology start-up in the field of cellular therapeutics for the treatment of cancer. Dr. Domanik also served as Director of Technology of Xomix, Ltd., a biotechnology consulting company, between 2001 and 2007. From 1999 to 2001, Dr. Domanik was Chief Technology Officer and Vice President-Technology of the Company. He also served as CTO and Vice President of AccuMed International, which the Company acquired in 2001, from 1994 to 1999. Prior to his work with the CytoCore and its subsidiaries, Dr. Domanik worked for over 15 years at Abbott Laboratories where he held several positions, including Laboratory Manager and Senior Systems Engineer.

Relationships and Interests in Proposals; Involvement in Certain Legal Proceedings

There are no family relationships among any of the directors or executive officers, or any nominee therefor, of CytoCore, and no arrangements or understandings exist between any director, executive officer or nominee and any other person pursuant to which such director, officer or nominee was or is to be selected as a director, executive officer or nominee.

No director or executive officer, or any nominee therefor or any associate thereof, has any substantial interest, direct or indirect, by security holdings or otherwise, in any proposal or matter to be acted upon at the Meeting (other than the election of directors). Contempo Design, Inc., of which Mr. Milley was both a director and a Vice President, filed a petition under Chapter 11 of the federal Bankruptcy Code in 2004.

Board of Directors and Committee Information

The Board of Directors held five meetings during the fiscal year ended December 31, 2008. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period for which he served as director and the total number of meetings of all committees on which he served during the period for which he served.

The Board has determined that each of current directors Dr. Abeles, Dr. Hall, Mr. Milley and Mr. Severson is “independent” as set forth in Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market (“Nasdaq”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company does not utilize any other definition or criteria for determining the independence of a director or nominee, and no other transactions, relationships, or other arrangements exist to the Board’s knowledge or were considered by the Board, other than as may be discussed herein, in determining any such director’s or nominee’s independence.

The Board of Directors of CytoCore currently has three standing committees — the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Compensation Committee and Nominating and Corporate Governance Committees were recently established by the Board.

Audit Committee

The Audit Committee currently consists of Mr. Milley (Chairman), Dr. Abeles and Mr. Severson, each of whom is independent under applicable independence requirements. The Board of Directors has determined that

Mr. Milley also satisfies the definition of “audit committee financial expert” as promulgated by the Securities and Exchange Commission.

The Audit Committee acts pursuant to a written charter, which charter authorizes the committee’s overview of the financial operations and management of the Company, including a required review process for all quarterly, annual, and special filings with the SEC, review of the adequacy and efficacy of the accounting and financial controls of the Company as well as the quality of accounting principles and financial disclosure practices, and communications with the Company’s independent registered public accounting firm and members of financial management. A copy of the Audit Committee’s charter was filed as an appendix to the Company’s definitive proxy statement for its annual stockholders meeting held on June 21, 2007, as filed with the SEC on May 15, 2007. The Audit Committee met four times in 2008.

Compensation Committee

The Board established the Compensation Committee in May 2008, which consists of Mr. Severson (Chairman), Dr. Hall and Mr. Milley, each of whom is independent under applicable independence requirements.

Previously, the Board did not have such a committee due to the limited number of persons employed by the Company in prior years and the Company’s inability at various times to provide competitive compensation. Rather, the full Board of Directors (including directors Mr. McCullough, Mr. Burns and Dr. Weissberg and former directors Drs. Taub and Ocana, who are not considered independent) participated in deliberations concerning executive compensation and established the compensation and benefit plans and programs of CytoCore. The Board included discussion of compensation matters during two of its meetings during the 2008 fiscal year. The Compensation Committee met once in 2008.

Pursuant to its charter, the Compensation Committee’s role is to assist the Board with its responsibilities relating to the compensation of the Company’s officers and directors and the development and administration of the Company’s compensation plans. The Compensation Committee has overall responsibility for evaluating and providing recommendations with respect to the compensation plans, policies and benefit programs for the Company, as well as the individual salary and benefits of the chief executive officer and other officers and senior executives of the Company. A copy of the Compensation Committee’s charter was filed as an appendix to the Company’s definitive proxy statement for its annual stockholders meeting held on July 17, 2008, as filed with the SEC on June 6, 2008. For more information on the compensation of directors and officers of the Company, see the “Compensation Discussion and Analysis” and “Compensation” sections below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) consists of Dr. Hall (Chairman), Mr. Milley and Dr. Weissberg, of which Dr. Hall and Mr. Milley are independent under applicable independence requirements; Dr. Weissberg, given his previous employment by the Company, is not considered independent. The Board determined Dr. Weissberg’s membership on the Nominating Committee was in the best interests of the Company and its stockholders given his experience with the Company.

The goal of the Nominating Committee, which acts pursuant to a written charter adopted in May 2008, is to contribute to the effective representation of the Company’s stockholders and play a leadership role in shaping the Company’s corporate governance. The authority and responsibilities of the Nominating Committee include evaluating the appropriate size of the Board, recommending any changes in the structure and composition of members of the Board, considering criteria for Board membership, identifying and evaluating prospective candidates, making recommendations to the Board as to the nominees for directors, and proposing the slate of directors to be elected at each Annual Meeting of the Stockholders. The Nominating Committee also assists the Board by developing and recommending corporate governance policies and practices applicable to the Company, monitoring compliance with the Company’s Code of Ethics, and handling such other matters as the Board or Nominating Committee deems appropriate. A copy of the Nominating Committee’s charter was filed as an appendix to the Company’s definitive proxy statement for its annual stockholders meeting held on July 17, 2008, as filed with the SEC on June 6, 2008.

Until May 2008, the Board of Directors did not have a nominating committee; the full Board (including directors Mr. McCullough, Mr. Burns and Dr. Weissberg and former directors Drs. Taub and Ocana, who are not considered independent) performed such functions. Given the size of the Company and the historic lack of director nominations by stockholders, the Board had determined that no such committee was necessary. Similarly, although the Company’s By-laws contain procedures for stockholder nominations, the Board has determined that adoption of a formal policy regarding the consideration of director candidates recommended by stockholders is not required, although the Board did ratify the policies and procedures described below in May 2008. The Board discussed nomination and corporate governance matters once during the 2008 fiscal year. The Nominating Committee met two times in 2008.

A description of the procedures for stockholder nominations and the desired qualifications of candidates, among other nominations matters, follows. These policies and procedures did not change during the 2008 fiscal year.

Stockholder Nominations

The Board will accept for consideration any candidate properly recommended by a stockholder; acceptance of a recommendation for consideration does not imply the Board will nominate the proposed candidate.

Stockholders who wish to nominate qualified candidates to serve as directors of the Company may do so in accordance with the procedures set forth in the Company’s By-laws. The By-laws provide that nominations of persons for election to the Board at a meeting of stockholders may be made (i) by or at the direction of the Board, or (ii) by any stockholder of the Company entitled to vote in the election of directors at the meeting and who complies with certain notice procedures.

Such nominations, other than those made by or at the direction of the Board, must be made pursuant to timely notice in writing to the Secretary of the Company. In order to be considered timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not less than 60 days prior to the first anniversary of the date of the mailing of the notice of the previous year’s annual meeting of stockholders.

However, if no annual meeting of stockholders was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, to be timely a stockholder’s notice must be delivered, or mailed and received, not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which the date of such meeting has been first “publicly disclosed” by the Company. For purposes of the nomination procedures, “publicly disclosed” or “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by the Company with the SEC.

Any stockholder’s notice must include the following information:

•	as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required under applicable securities laws (including Regulation 14A under the Exchange Act), and such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected; and

•	as to the stockholder giving notice, the name and address, as they appear on the Company’s books, of such stockholder and the class and number of shares of the Company which such stockholder beneficially owns.

At the request of the Board, any person nominated by the Board for election as a director must furnish to the Company’s Secretary the same information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

The Company may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of the nominee to serve as a director, as well as a consent to be interviewed by the Board if the Board chooses to do so in its discretion and a consent to serve as a director if nominated and elected.

Submissions received through this process will be forwarded to the Board for review. Only those nominees whose submissions comply with these procedures and who satisfy the qualifications determined by the Board for directors of the Company will be considered.

Qualifications and Candidates

When considering candidates, the Board strives to achieve a balance of knowledge, experience and accomplishment. While there are no set minimum requirements, a candidate should:

•	be intelligent, thoughtful and analytical;

•	possess superior business-related knowledge, skills and experience;

•	reflect the highest integrity, ethics and character, and value such qualities in others;

•	have excelled in both academic and professional settings;

•	demonstrate achievement in his or her chosen field;

•	be free of actual or potential conflicts of interest;

•	be familiar with regulatory and governance matters;

•	have the ability to devote sufficient time to the business and affairs of the Company; and

•	demonstrate the capacity and desire to represent, fairly and equally, the best interests of the Company’s stockholders as a whole.

In addition to the above criteria (which may be modified from time to time), the Board may consider such other factors as it deems in the best interests of the Company and its stockholders and that may enhance the effectiveness and responsiveness of the Board and its committees. Finally, the Board considers a candidate’s independence, financial sophistication and special competencies.

Process

The Board identifies potential candidates through referrals and recommendations, including by incumbent directors, management and stockholders, as well as through business and other organizational networks. The Board may retain and compensate third parties, including executive search firms, to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Current members of the Board with the requisite skills and experience are considered for re-nomination, balancing the value of the member’s continuity of service and familiarity with the Company with that of obtaining a new perspective, and considering each individual’s contributions, performance and level of participation, the current composition of the Board, and the Company’s needs. If any existing member does not want to continue in service or if it is decided not to re-nominate a director, new candidates are identified in accordance with those skills, experience and characteristics deemed necessary for new nominees, and are evaluated based on the qualifications set forth above. In every case, the Board meets (in person or telephonically) to discuss each candidate, and may require personal interviews before final approval.

The Board does not currently, and does not intend in the future to, differentiate between or alter the manner in which it evaluates candidates based on the constituency (including stockholders) that proposed the candidate.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships existed during the 2008 fiscal year between any executive officer or member of the Company’s Board of Directors and any member of the board of directors or compensation committee of any other company. No member of the Compensation Committee, which currently is comprised of Mr. Severson, Mr. Milley and Dr. Hall, is or was formerly an officer or an employee of the Company or its subsidiaries, although Mr. Milley did serve as Chairman of the Board and Chief Executive Officer of Bell National Corporation, a

predecessor of the Company, until December 1998 and was President of Bell National from August 1990 until December 1998.

Transactions with Related Persons, Promoters and Certain Control Persons

The following section sets forth information regarding transactions or proposed transactions since January 1, 2008 between the Company and certain related persons. For information on the compensation received by current and former directors and officers of the Company during the 2008 fiscal year, and the beneficial ownership of equity securities of the Company of such individuals, see the “Compensation” and “Security Ownership of Certain Beneficial Owners and Management” sections below.

Daniel J. Burns, Director

The Company had an agreement with Future Wave Management, a consulting company at which Daniel J. Burns, a director of CytoCore, is President and sole owner. The agreement, effective December 1, 2006, had a term of two years, expiring on November 30, 2008, and required Future Wave to provide business consulting services to the Company. Future Wave initially received a fee of $10,000 per month, which fee increased to $15,000 per month in April 2007 after certain milestones were met. In 2008, the Company paid Future Wave $150,000 for consulting services and reimbursed expenses, and awarded the company warrants to purchase 10,000 shares of Common Stock at $2.06 per share for the attainment of certain performance goals under the agreement. Of the amount paid, $15,000 was deferred payments in respect of 2007. An additional $30,000 is owed in respect of 2008, but has not been paid.

During the first quarter of 2008, Mr. Burns participated in a private placement of units of the Company, each unit consisting of two shares of Common Stock and a warrant to purchase one common share. Mr. Burns invested $600,000 and received 300,000 shares and warrants to purchase 150,000 shares of Common Stock.

Erik Danielsen, Director

Effective March 1, 2006, the Company and Mr. Danielsen entered into a Consulting Agreement, which agreement terminated on March 31, 2008, prior to his election as a director of the Company. Mr. Danielsen received $25,000 from the Company in 2008 for consulting fees under the Consulting Agreement for services rendered prior to March 31, 2008. Pursuant to the agreement, Mr. Danielsen provided financial advisory services to the Company and corporate communications and investor and public relations services as requested by CytoCore. He was also entitled to fees for assisting the Company with its capital raising activities; Mr. Danielsen assisted the Company with such activities in Europe in 2007, but did not assist in such activities in 2008.

Robert F. McCullough, Jr., Chairman, Chief Executive Officer and Chief Financial Officer

In 2009, Summitcrest Capital LP, of which Mr. McCullough is the President of its general partner, purchased 248,300 shares of Common Stock of the Company in the open market at prices ranging from $0.35 to $0.56 per share and Mr. McCullough individually purchased 22,000 shares of Common Stock of the Company, in the open market at prices ranging from $0.34 to $0.47 per share. In 2008, Summitcrest purchased 551,400 shares of Common Stock of the Company in the open market at prices ranging from $0.17 to $2.30 per share and Mr. McCullough individually purchased 197,000 shares of Common Stock of the Company, in the open market at prices ranging from $0.18 to $0.67 per share.

During the first quarter of 2008, Mr. McCullough and various trusts of which Mr. McCullough serves as trustee participated in a private placement of units of the Company, each unit consisting of two shares of Common Stock and a warrant to purchase one common share. Mr. McCullough invested $90,000 and received 45,000 shares and warrants to purchase 50,000 shares of Common Stock. The trusts invested $110,000 and received 55,000 shares of Common Stock.

In addition, Mr. McCullough loaned $378,000 to the Company during the first quarter of 2009. The loan is repayable upon demand and does not bear interest.

Alexander M. Milley, Director

In July 2003, Azimuth Corporation, of which Mr. Milley is President and Chairman of the Board of Directors, and Cadmus Corporation, of which Mr. Milley is President and a director, agreed to cancel seven warrants held by Azimuth and one warrant held by Cadmus that entitled the holders to purchase a total of 312,500 shares of Common Stock at various exercise prices. The warrants, issued between December 1999 and August 2001, contained anti-dilution clauses which required CytoCore to increase the number of shares of Common Stock the holders were entitled to purchase under the warrants by approximately 150,000 shares as of the date of the agreement, with commensurate adjustments in individual exercise prices so that gross proceeds to the Company from exercise of the warrants remained the same. These anti-dilution provisions could have required the Company to make additional adjustments in shares and exercise prices in the future based on the Company’s issuance of debt or equity instruments at prices below the adjusted exercise prices of these warrants. In consideration for the parties’ agreement to cancel these warrants, including certain anti-dilution clauses, and the forgiveness of approximately $100,000 owed to Azimuth and Cadmus, CytoCore agreed to issue new five-year warrants entitling the holders to purchase an aggregate 650,000 shares of Common Stock at an exercise price of $3.00 per share. In 2006, the parties again agreed to amend the warrants, reducing the number of shares that could be purchased upon exercise to an aggregate 350,000 shares and reducing the exercise price to $1.00 per share. Azimuth exercised its warrants on a cashless basis in July 2008 for an aggregate of 68,804 shares of Common Stock and Cadmus exercised its warrants in July 2008 for an aggregate of 195,192 shares of Common Stock, using SARs that it held as part of the consideration for said exercise. In addition, during 2008, the Company paid Cadmus $45,000 as reimbursement for taxes accruing from the warrants.

David J. Weissberg, M.D., Director, Five Percent Holder and Former Chief Executive Officer

During the first quarter of 2008, Dr. Weissberg participated in a private placement of units of the Company, each unit consisting of two shares of Common Stock and a warrant to purchase one common share. Dr. Weissberg invested $50,000 and received 25,000 shares and warrants to purchase 12,500 shares of Common Stock.

Related Person Transaction Approval Policy

The Company recognizes that related person transactions can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. The Board of Directors therefore adopted a written policy in May 2008 that requires the review, approval or ratification of all such transactions by the Nominating Committee of the Board of Directors in accordance with the procedures established for such transactions.

For these purposes, a “related person transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which the Company or any subsidiary is, was or will be a participant and in which a related person has, had or will have a direct or indirect interest. A “related person” includes executive officers, directors, nominees for election as a director, five percent holders, and any immediate family members of the foregoing. It also includes entities in which any of the foregoing is employed or is a partner or principal or in a similar position, or in which such person has a five percent or greater beneficial ownership interest.

In advance of each regularly scheduled Nominating Committee meeting, management must propose those transactions to be entered into by the Company for the coming calendar quarter, including the material terms of such transactions, the parties involved, the interests of the related person(s) in such transactions, and the proposed aggregate value of each such transaction (if calculable). After review, the Nominating Committee must approve or disapprove such transactions and at each subsequently scheduled meeting, management must update the Nominating Committee as to any material change to those proposed transactions. If advance approval of a related person transaction is not feasible, such transactions may be preliminarily entered into by management, subject to ratification by the Committee at its next meeting. A transaction also may be approved by the Chairman of the Nominating Committee, who possesses delegated authority to act between meetings, in circumstances where it is not practicable or desirable for the Company to wait until the next committee meeting.

Review and evaluation of a related person transaction shall include an examination of all material facts and relevant factors, including without limitation:

•	the risks and benefits of such transaction to the Company,

•	the extent of the related person’s interest in the transaction,

•	the impact on a director’s independence in the event the related person involved in the transaction is a director, an immediate family member or an affiliated entity,

•	if applicable, the availability of other sources of comparable products and services, and

•	whether such transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

The Nominating Committee shall approve or ratify only those transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Nominating Committee determines in good faith. The committee may also determine to provide standing approval of certain types of transactions. No director shall participate in any discussion or approval of a related person transaction for which he or she is a related person, except that the director is required to provide all material information concerning such transaction as requested by the Nominating Committee or the Board of Directors.

Legal Proceedings

No current director or executive officer of the Company, nor any nominee, is a party adverse to the Company or has a material interest adverse to the Company in any legal proceeding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and holders of more than 10% of the outstanding shares of the Company’s Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC.

Based solely on the Company’s review of copies of such reports (and any amendments thereto) it has been furnished and/or any written representations that no other reports were required, the Company believes that all reports with respect to transactions occurring during fiscal year 2008 were timely filed, except that Eric Cohill, who served as President of the Company from August 2008 to December 2008 did not file a Form 3 upon becoming President and Erik Danielsen, a director since September 2008 did not file a Form 3 upon being appointed a director.

Stockholder Communications

It is the policy of the Board of Directors of CytoCore to welcome communications from stockholders. Stockholders may send written communications to the entire Board or individual directors, addressing them to CytoCore, Inc., 414 North Orleans Street, Suite 510, Chicago, Illinois 60610, Attention: Chief Financial Officer. Communications by e-mail should be addressed to info@cytocoreinc.com and marked “Attention: Chief Financial Officer” in the “Subject” field. All such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action.

Recognizing that director attendance at the Company’s annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board of Directors, it is the policy of the Board of Directors to strongly encourage, but not require, the members of the Board to attend such meetings. Of the six then-current directors and one nominated director, four attended the 2008 Annual Meeting of Stockholders.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors shall be comprised of at least two members, each of whom is a non-employee director and satisfies all applicable independence requirements. The Audit Committee’s duties and responsibilities, summarized below, are more fully set forth in the committee’s charter (as amended and restated).

The policy of the Audit Committee is to provide assistance to the directors in fulfilling their responsibilities to shareholders, potential shareholders, and the investment community relating to corporate accounting, the reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the Company’s independent registered public accounting firm and the financial management of the Company, and to oversee the Company’s accounting and financial reporting processes on behalf of the Board of Directors.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements, including the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the Company’s financial statements. The Audit Committee also reviewed and discussed with the Company’s independent registered public accounting firm, LJ Soldinger Associates LLC, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) with and without management present. In particular, the Audit Committee has discussed with the independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards No. 61 and 114, “The Auditor’s Communication with those charged with Governance” (as currently in effect), which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526 relating to the independence of the independent registered public accounting firm from the Company and its related entities, discussed with the firm its independence from the Company, and considered the compatibility of the firm’s provision of permissible non-audit services with maintaining the firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The Audit Committee pre-approved all audit services provided to the Company by its independent registered public accounting firm during fiscal 2008; no non-audit services were provided to the Company by its independent registered public accounting firm during fiscal 2009. It is the Audit Committee’s policy to pre-approve the audit and permissible non-audit services (both the type and amount) performed by the Company’s independent registered public accounting firm in order to ensure that the provision of such services does not impair the firm’s independence, in appearance or fact.

Audit Committee

Alexander M. Milley, Chairman
John H. Abeles, M.D.
Clinton H. Severson

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock — Five Percent Holders

The following table sets forth, as of April 27, 2009, certain information with respect to any person, including any group, who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company. There were 41,304,416 shares of Common Stock outstanding as of the close of business on April 27, 2009.

	Amount and Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership(1)	of Class

Daniel J. Burns(2)	3,425,500	8.3%
c/o CytoCore, Inc. 414 N. Orleans Street, Suite 510 Chicago, IL 60610
Standard General Holdings, LLC	2,534,315	6.1%
5190 Neil Road, #430 Reno, NV 89502
Robert F. McCullough(3)	2,492,531	6.0%
c/o CytoCore, Inc. 414 N. Orleans Street, Suite 510 Chicago, IL 60610
David J. Weissberg, M.D(4)	2,179,199	5.2%
175 E. Main Street Huntington, NY 11723

(1)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of April 27, 2009 upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person.

(2)	Includes 35,000 shares issuable upon exercise of warrants held by Future Wave Management, of which Mr. Burns is President and sole owner, and 150,000 shares issuable upon exercise of warrants held by Mr. Burns, all of which such warrants are exercisable at any time.

(3)	Includes 1,242,950 shares owned by Summitcrest Capital L.P., of which Mr. McCullough is President of the General Partner; (ii) an aggregate 158,705 shares owned by various trusts of which Mr. McCullough is trustee as follows: MJM Educational Trust (12,500) shares, PFM Educational Trust (12,500 shares), CDM Educational Trust (12,500) shares and the MPC Trust (121,205 shares); and (iii) 485,000 shares issuable upon exercise of warrants held by Mr. McCullough that are exercisable at any time.

(4)	Includes: (i) an aggregate 160,000 shares held in trust for Dr. Weissberg’s minor children, for which Dr. Weissberg acts as trustee; and (ii) 412,500 shares that are issuable upon exercise of warrants that are exercisable at any time.

Common Stock — Management

The following table sets forth, as of April 27, 2009, certain information concerning the beneficial ownership of the Company’s Common Stock of (i) each current director, (ii) each nominee, (iii) each Named Executive Officers (as defined in the “Compensation” section below), and (iv) all current directors and executive officers of the Company as a group. There were 41,304,416 shares of Common Stock outstanding as of the close of business on April 27, 2009.

	Amount and Nature of	Percent
Name of Beneficial Owner	Beneficial Ownership(1)	of Class

John H. Abeles, M.D.(2)	287,681	*
Daniel J. Burns(3)	3,425,500	8.3%
Eric Cohill	0	*
Erik Danielsen(4)	561,845	1.4%
Richard A. Domanik, Ph.D.(5)	162,272	*
Phillip Bradley Hall(6)	796,070	1.9%
Robert F. McCullough, Jr.(7)	2,492,531	6.0%
Alexander M. Milley(8)	865,450	2.1%
Dr. Augusto Ocana(9)	100,000	*
Clinton H. Severson	10,000	*
David J. Weissberg, M.D.(10)	2,179,199	5.2%
All current directors and executive officers as a group (9 persons(11))	10,780,548	25.3%

*	Less than one percent of the Common Stock outstanding.

(1)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of April 27, 2009 upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person. The address of each current director and executive officer of the Company is c/o CytoCore, Inc., 414 N. Orleans, Suite 510, Chicago, IL 60610.

(2)	Includes: (i) 213,098 shares owned by Northlea Partners, Ltd., of which Dr. Abeles is General Partner and (ii) 74,583 shares issuable upon exercise of options and warrants granted by the Company to Dr. Abeles that are exercisable at any time. Dr. Abeles disclaims beneficial ownership of all shares owned by, or issuable to, Northlea Partners except shares attributable to his 1% interest in Northlea Partners as General Partner.

(3)	Includes 35,000 shares issuable upon exercise of warrants held by Future Wave Management, of which Mr. Burns is President and sole owner, and 150,000 shares issuable upon exercise of warrants held by Mr. Burns, all of which such warrants are exercisable at any time.

(4)	Includes 145,000 shares issuable upon exercise of warrants held by Mr. Danielsen that are exercisable at any time.

(5)	Includes 35,000 shares issuable upon exercise of warrants that are exercisable at any time.

(6)	Includes 50,000 shares Dr. Hall owns jointly with Marlene Barker and 4,825 shares issuable upon exercise of warrants that are exercisable at any time.

(7)	Includes: (i) 1,242,950 shares owned by Summitcrest Capital L.P., of which Mr. McCullough is President of the General Partner; (ii) an aggregate 158,705 shares owned by various trusts of which Mr. McCullough is trustee as follows: MJM Educational Trust (12,500 shares), PFM Educational Trust (12,500 shares), CDM Educational Trust (12,500 shares) and the MPC Trust (121,205 shares); and (iii) 485,000 shares issuable upon exercise of warrants held by Mr. McCullough that are exercisable at any time.

(8)	Includes: (i) 149,551 shares held by Azimuth Corporation, of which Mr. Milley is President and Chairman of the Board, 429,255 shares held by Cadmus Corporation, of which Mr. Milley is President and a director, 80,282 shares held by Milley Management, Inc., of which Mr. Milley is President, sole director and majority stockholder, and 23,710 shares held by Winchester National, Inc., of which Mr. Milley is a director and executive officer and (ii) 62,500 shares issuable upon exercise of options and warrants granted by the Company to Mr. Milley that are exercisable at any time. Shares held directly by Mr. Milley, Cadmus Corporation, Winchester National and Milley Management, in the aggregate amount of 402,890 shares, have been pledged to ELXSI Corp., of which Mr. Milley is President, Chief Executive Officer and Chairman of the Board.

(9)	Includes 50,000 shares issuable upon exercise of warrants that are exercisable at any time.

(10)	Includes: (i) an aggregate 160,000 shares held in trust for Dr. Weissberg’s minor children, for which Dr. Weissberg acts as trustee; and (ii) 412,500 shares that are issuable upon exercise of warrants that are exercisable at any time.

(11)	Number does not include Eric Cohill, whose service as President and employment with the Company terminated in December 2008 or Dr. Augusto Ocana, whose service as President of International Operations and employment with the Company expired in November 2008.

Series E Convertible Preferred Stock

The following table sets forth, as of April 27, 2009, certain information with respect to (i) any person (including any group) who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Series E Convertible Preferred Stock, (ii) each director and Named Executive Officer who owns such preferred stock, and (iii) all current executive officers and directors as a group. There were 19,222 shares of Series E Convertible Preferred Stock outstanding as of the close of business on April 27, 2009.

	Amount and Nature of	Percent
Name and Address of Beneficial Owner(1)	Beneficial Ownership	of Class

Kevin F. Flynn June 1992 Non-Exempt Trust(2)	6,667	34.7%
120 South LaSalle Street Chicago, IL 60602
Rolf Lagerquist(3)	2,000	10.4%
4522 CO Road 21 NE Elgin, MN 55932
All current directors and executive officers as a group (9 persons)	0	0.0%

(1)	No director or Named Executive Officer of the Company owns any shares of any series of preferred stock of the Company.

(2)	Converts into 31,645 shares of Common Stock, including shares issuable upon payment of cumulative dividends.

(3)	Converts into 9,493 shares of Common Stock, including shares issuable upon payment of cumulative dividends.

Changes in Control

The Company is not aware of any arrangements that did or that may result in a change of control.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section discusses the compensation of CytoCore’s named executive officers for the 2008 fiscal year. Such officers are (i) Robert F. McCullough, Jr., Chief Executive Officer and Chief Financial Officer, (ii) Richard A. Domanik, Ph.D., Chief Operating Officer, (iii) Dr. Augusto Ocana, former President of International Operations and (iv) Eric Cohill, former Senior Vice President, Sales and Marketing and former President. Included in this section is a discussion of the Company’s compensation philosophy and program objectives, an analysis of how compensation levels were established for 2008, and a description of the amounts paid to each of the named executive officers for their work during the year.

Compensation Philosophy and Objectives

The philosophy underlying the Company’s compensation program is to provide compensation that rewards performance — both Company and individual — and align such compensation with shareholder interests. The Company aims to make compensation sensitive to Company performance, which is defined in terms of long-term profitability and shareholder value, and provide compensation that enables the Company to attract, retain and motivate highly-qualified individuals who contribute to the Company’s success.

Operation and Oversight

Historically our Board of Directors performed the functions of a compensation committee and made all decisions regarding the Company’s compensation program and individual compensation arrangements. In May 2008, the Board of Directors established the Compensation Committee of the Board. Pursuant to its charter, the Compensation Committee’s role is to assist the Board with its responsibilities relating to the compensation of the Company’s officers and directors and the development and administration of the Company’s compensation plans policies and benefits programs. The Compensation Committee evaluates and provides to the Board recommendations for the total compensation package of each executive officer of the Company, including base salary, annual cash bonuses, equity incentives and other benefits such as severance payments. In fulfilling this role, the Compensation Committee reviews the operation, administration and success of the Company’s past compensation decisions and confers, if necessary, with third parties to assist with the implementation of the Company’s compensation program. The full Board makes decisions regarding the compensation plans and programs of the Company generally, after hearing and reviewing the Compensation Committee’s recommendations; only the independent members of the Board vote on the compensation packages of the Company’s chief executive and chief financial officers, neither of whom play any role or had any input in setting his own compensation. Neither the Board nor the Compensation Committee has, to date, employed any compensation consultants to assist with its compensation decisions, although each reserves the right to engage such consultants when and if deemed necessary or advisable.

The discussion below describes the compensation plans and programs of the Company for the 2008 fiscal year, and the decisions made by the Board when establishing and, after May 2008, the Compensation Committee when recommending, compensation for Company officers and employees.

Compensation Components

In prior years, Company executives were asked to forego compensation due to the financial condition of the Company and were granted, in limited cases, options or warrants to purchase shares of the Common Stock of the Company in lieu of any regular salary. Beginning in 2006 and continuing in 2007 and 2008, the Company was able to compensate its executives with a mix of base salary and equity awards, albeit on a limited basis.

The long-term compensation goals of the Company are to provide (i) base salary, (ii) annual discretionary bonuses, and (iii) stock option or similar equity compensation grants (both for new hires and annual discretionary grants based upon Company and individual performance) to all employees.

The Compensation Committee uses its judgment and experience in determining the right mix of compensation components that make up the officers’ total compensation packages. Base salary and bonuses, as discussed below, are determined annually and are designed to attract and retain employees and reward current performance. Equity compensation is designed to reward longer-term performance. In recent years, greater emphasis has been given to long-term equity compensation components.

Base Salary

The goal when setting base salaries is to maintain such salaries at a competitive level sufficient to recruit and retain individuals with the skills necessary to achieve the Company’s goals. Base salary levels for the Company’s officers are based on an informal review of compensation for competitive positions in the market and reflect employees’ job skills, experience and performance, judgments as to past and future contributions to the Company, and the Company’s compensation budget. The companies whose compensation practices are reviewed span the full range of companies with which the Company believes it competes for executive talent. No one particular factor is given particular weight, although most weight is typically given for individual performance. Base salaries are reviewed annually or more frequently if circumstances dictate.

In November 2006, the Board of Directors approved and the Company entered into a new two year employment agreement with Mr. McCullough, who became Chief Executive Officer of the Company in October 2007 and has served as Chief Financial Officer since November 2005; the agreement expired November 30, 2008. It provided for a salary of $15,000 per month that the Company paid during 2008 and continues to pay, in a combination of cash and Common Stock of the Company. Dr. Ocana was Chief Executive Officer from November 2006 to July 2007, pursuant to an employment agreement that was amended when he resigned as CEO. Following his resignation as CEO, Dr. Ocana acted as a consultant to the Company and was entitled to commissions, with respect to which he was entitled to receive a monthly advance fee of $5,000 to be offset against future commissions earned. Dr. Ocana did not receive any commissions in 2008. When Dr. Ocana was appointed President of International Operations in December 2007, the parties entered into a second amendment to his original employment agreement. Under the second amendment, Dr. Ocana was entitled to receive commissions and a monthly salary of $10,000. The Company paid Dr. Ocana $100,000 in salary and did not pay any commissions to Dr. Ocana in 2008. Mr. Cohill served as Senior Vice President, Sales and Marketing from April 2008 to August 2008 and received $112,546 as salary for such service. Mr. Cohill served as President of the Company from August 2008 to December 2008 and received $35,833 as salary for such service, for an aggregate base salary of $148,379 in 2008. No payments were made to Mr. Cohill other than his base salary and payments to Mr. Cohill ceased upon the termination of his employment with the Company. All salary amounts were set based on the Company’s determination of each executives’ likely contribution to the success of the Company.

Annual Bonuses

Although the Company has no formal bonus plan for executives with pre-determined performance targets, the goal is to pay bonuses in each year that the Company’s financial condition permits. The Company did not pay any bonuses in respect of fiscal year 2008.

Bonuses are designed to tie annual awards to individual performance and motivate and reward employees for their contributions to the Company. A number of factors are considered in determining whether annual awards should be paid, most importantly the achievement by the Company of specified strategic objectives and the achievement by employees of individual objectives. No bonuses are paid to an employee whose performance did not at least meet the performance expectations for such employee’s position.

Recognition of individual performance and accomplishment is based on a subjective analysis of each individual’s performance; recognition of Company performance is based on an evaluation of established measures of corporate performance. For 2008, the most critical priorities for the Company against which performance was measured were:

•	renewing the Company’s focus on product development and commercialization,

•	raising capital to support the Company’s initiatives, and

•	reducing liabilities and expenses.

Other factors considered include the financial growth of the Company as reflected in its revenues, strategic achievements such as filings with and approvals of the Food and Drug Administration with respect to existing and new product candidates, and the development of sales, marketing and distribution relationships to support the commercialization of Company products.

Equity Incentives

Equity awards historically have represented a significant and fundamental component of the compensation provided to our named executive officers, in part because of the Company’s financial condition but also in part in recognition of the emphasis such awards place on long-term performance. The primary goal of the equity compensation component is to align management and stockholder interests for the long-term enhancement of stockholder value, with the hope that each employee is motivated to remain with the Company and improve his or her performance in support of improved Company performance. Equity compensation awards are evaluated on an informal basis at comparable companies both generally and for individual job positions.

Equity awards may include stock options, warrants and stock awards. In selecting employees eligible to receive equity compensation grants (whether at the initial hire date or through periodic grants) and determining the type and size of such grants, a variety of factors are reviewed, including:

•	the job and responsibility level of the employee;

•	grants awarded by competitors to employees at comparable job levels; and

•	past, current and prospective services rendered, or to be rendered, to the Company by the employee.

Determination of the employees eligible to receive awards and the size of such awards is based on a subjective analysis of each individual’s position within the Company, his or her performance and his or her growth potential and that of the Company.

The Board also considers it important to encourage long-term interest and investment in the Company by its officers, and all employees. While the Company does not have any formal stock ownership guidelines, the Board believes that stock ownership by management has been demonstrated to be beneficial to shareholders; this belief underlies the grant of equity awards to officers in recent years, including warrant grants to those serving as CEO during 2007 and the grant of stock awards in January 2008 to our CEO, COO, Chairman of the Board and the members of the Board of Directors for their service during the 2007 year.

The Board administers one plan under which equity incentives are or have been granted to eligible participants. The CytoCore Inc. 1999 Equity Incentive Plan, as amended, provides for the grant of stock options (both incentive and non-qualified), stock appreciation rights, restricted stock and performance shares and units to consultants, officers, non-employee directors and key employees of the Company and any present or future subsidiaries and affiliates to purchase a maximum of 2,000,000 shares of Common Stock. This plan expires shortly.

During 2008, the Board did not award any options to employees under the Plan. However, certain officers did receive warrants to purchase shares of Common Stock of the Company during that period. In April 2008, Mr. McCullough was awarded warrants to purchase 10,000 of Common Stock at $2.06 per share under his employment agreement. Such warrants have terms of three years and were immediately exercisable. These were in addition to warrants to purchase 25,000 shares of Common Stock at $2.60 per share granted to Mr. McCullough in February 2007 at a price of $2.60 per share; such warrants have a term of three years are were immediately exercisable. In addition the Company granted to Mr. McCullough warrants to purchase 400,000 shares of Common Stock in September 2006 at a price of $1.28 per share; such warrants were exercisable as of January 1, 2007 and have a term of three years. Also, in January 2008, the Board awarded each of Mr. McCullough and Dr. Domanik 100,000 shares of restricted Common Stock for services performed. Mr. Cohill did not receive any equity incentive awards from the Company in connection with his service as Senior Vice President, Sales and Marketing or as President and Dr. Ocana did not receive any equity incentive awards from the Company in connection with his service as President of International Operations.

Perquisites and Other Benefits

The Company generally does not provide its officers with perquisites that are not available to other employees, although during 2008 the Company provided Mr. McCullough $71,094 and Dr. Domanik $83,094 as reimbursement for taxes resulting from the restricted share award of 100,000 shares made to each of them in January 2008, in accordance with agreements made with the executives. Dr. Ocana was paid $4,750 as an automobile allowance, in accordance with his agreement with the Company. Mr. McCullough and Dr. Domanik, like other employees, also, are, and Dr. Ocana and Mr. Cohill were during their tenures with the Company, entitled to participate in the Company’s employee benefit plans offering health insurance, life insurance, long-term disability insurance and a 401(k) savings plan. The Company does not match any participant contributions to the 401(k) plan.

Employment Agreements and Severance, Change in Control and Similar Compensation

The Company had an agreement with Mr. McCullough that commenced on November 1, 2006 and expired on November 30, 2008. The Company also had an agreement with Dr. Ocana, as described in the “Compensation” section below. Executive officers who do not have employment agreements serve at the will of the Board of Directors, thus enabling the Board to remove an officer whenever it is deemed to be in the best interests of the Company and its stockholders. There are currently no agreements between the Company and any of its officers.

The Company does not offer or have in place any formal severance, change in control or similar compensation programs for its officers or employees. Rather, the Company individually negotiates with those employees for whom such compensation is deemed necessary.

The Board has adopted a plan to grant certain directors warrants upon the acquisition of the Company — see “Compensation of Directors — Director Compensation Arrangements” below.

No other employees receive or are entitled to receive any severance or similar compensation.

Procedure

Given the limited number of employees in recent years, the process of determining compensation is undertaken on as as-needed basis, with initial compensation decisions being made upon hiring and subsequent decisions typically made in connection with the anniversary of an employee’s hire date. When making initial compensation recommendations for the Board, the Compensation Committee performs an informal analysis, considering the goals of market competitiveness and enhancement of shareholder value, for the position. Subsequent decisions are made based upon an evaluation of individual performance and the achievement of the Company’s and the individual’s strategic priorities. No adjustment is made if the individual’s performance does not merit an adjustment or if the Company’s financial condition and performance do not support an adjustment.

Compensation packages for all employees are analyzed and discussed individually, with an emphasis on the CEO’s evaluation of each other executive officer’s performance during the year and his recommendations as to appropriate compensation levels. Once the Compensation Committee has obtained all of the information it deems necessary, it makes recommendations to the Board, which makes the final decisions regarding compensation. Decisions regarding CEO and CFO compensation are made by the independent members of the Board, after consideration of the recommendations of the Compensation Committee.

Decisions to materially adjust compensation at any time other than the anniversary of an employee’s hire date are based on market data, individual performance, Company performance and personnel requirements. Such decisions are made on an as-needed basis.

The accounting and tax treatment of compensation decisions generally have not been material factors in determining the amount and type of compensation given to executive officers, other than to balance the potential cost to the Company with the benefit or value to the executive. With the adoption of SFAS No. 123(R), the tax and accounting treatment of different compensation arrangements may play a greater role in the Compensation Committee recommendations and the Board’s decision-making process.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to certain employees, generally the Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In 2008, no compensation paid by the Company was nondeductible as a result of the $1,000,000 limitation. Furthermore, the Board of Directors believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1,000,000 threshold of Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Board has not formulated a policy to address non-qualifying compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Clinton H. Severson, Chairman
Phillip Bradley Hall, M.D.
Alexander M. Milley

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that CytoCore specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

COMPENSATION

Named Executive Officers

The following tables set forth all plan and non-plan compensation awarded to, earned by or paid to (i) the individual who served as the Company’s principal executive officer during the last completed fiscal year, (ii) the individual who served as the Company’s principal financial officer during the last completed fiscal year, (iii) the other individual who was serving as an executive officer of the Company at the end of the 2008 fiscal year and (iv) the highly compensated individuals who served as executive officers during the last completed fiscal year ((i) through (iv) together, the “Named Executive Officers”), for all services rendered in all capacities to the Company by such persons.

Summary Compensation Table

									All
									Other
						Stock	Option		Compen-
		Salary		Bonus		Awards	Awards		sation		Total
Name and Principal Position	Year	($)		($)		($)	($)		($)		($)

Robert F. McCullough, Jr.	2008	$180,000	(1)				16,163	(2)	$71,094	(3)	$267,257
CEO and CFO	2007	$165,000	(4)	—		$177,735 (5)	$109,003	(6)	—		$451,738
	2006	$90,000	(7)	—		—	$460,400	(8)	—		$550,400
Richard A. Domanik, Ph.D.	2008	$145,000	(9)	—		—	—		$83,094	(10)	$228,094
COO	2007	$95,341		—		$177,735 (5)	$87,133	(11)	$13,615	(12)	$373,824
	2006	—		—		—	—		—		—
Dr. Augusto Ocana	2008	$100,000	(13)	—		—	—		$4,750	(14)	$104,750
Former President of	2007	$125,000	(15)	$15,000	(16)	—	$117,774	(17)	$48,500	(18)	$306,274
International Operations and Former CEO	2006	$15,000		$2,500	(19)	—	$68,200	(20)	—		$85,700
Eric Cohill,	2008	$148,379		—		—	—		—		$148,379
Former President	2007	—		—		—	—		—		—
	2006	—		—		—	—		—		—

(1)	Mr. McCullough was elected Chief Executive Officer in October 2007 and has been Chief Financial Officer since September 2005. Of the amount shown, $160,229 was paid in cash during 2008 and $19,771 was paid in 39,459 shares of the Company’s Common Stock during the first quarter of 2009.

(2)	Represents a warrant with an exercise price of $2.06 per share granted to Mr. McCullough pursuant to his employment agreement that expired November 30, 2008, triggered by the Company’s execution of a distribution agreement for the Company’s cervical cell collection device. The warrants are fully exercisable upon grant and expire three years from the date of grant. The dollar amount presented represents the aggregate fair value of such award on the date of grant. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of zero, expected volatility of 120%, risk-free interest rate of 2.50%, and expected life of 1.5 years.

(3)	Represents a reimbursement to the recipient in 2008 of $71,094 for the taxes incurred in connection with the 100,000 share stock award granted in January 2008 in respect of services granted in 2007, in accordance with an agreement with Mr. McCullough.

(4)	Of the amount shown, $120,000 was paid during 2007 and $45,000 was accrued and unpaid as of December 31, 2007, but was paid in 2008.

(5)	Represents a stock award of 100,000 shares of restricted, unregistered Common Stock awarded on January 23, 2008 for services performed during the 2007 fiscal year.

(6)	Represents warrants to purchase 25,000 shares of Common Stock at $2.60 per share that were awarded on February 12, 2007, were immediately fully exercisable, and expire three years from the date of grant. Such warrants were awarded pursuant to Mr. McCullough’s employment agreement upon achievement of certain milestones. The dollar amount presented represents the aggregate fair value of such award on the date of grant. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of zero, expected volatility of 120%, risk-free interest rate of 4.25%, and expected life of 1.5 years.

(7)	Mr. McCullough was elected Chief Financial Officer in September 2005. His salary as CFO, which commenced in April 2006, was set at $120,000 per year.

(8)	Represents warrants to purchase 400,000 shares of Common Stock at $1.28 per share that were awarded on September 28, 2006, fully vested on January 1, 2007, and expire three years from the date of grant. The dollar amount presented represents the aggregate fair value of such award on the date of grant. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of zero, expected volatility of 83.7%, risk-free interest rate of 4.50%, and expected life of three years. Such warrants were amended in November 2006 to permit a cashless exercise.

(9)	Dr. Domanik was elected President in May 2007 and served until August 2008, was elected Chief Operating Officer in October 2007. His salary is $150,000 per year. Of the amount shown, $132,757 was paid in cash during 2008 and $12,243 was paid in 21,685 shares of the Company’s Common Stock during the first quarter of 2009.

(10)	Represents a reimbursement to the recipient in 2008 of $83,094 for the taxes incurred in connection with the 100,000 share stock award granted in January 2008 in respect of services granted in 2007, in accordance with an agreement with Dr. Domanik.

(11)	Represents (a) warrants to purchase 30,000 shares of Common Stock at $2.67 per share that were awarded on June 29, 2007, were immediately fully exercisable, and expire three years from the date of grant, and (b) warrants to purchase 5,000 shares of Common Stock at $1.89 per share that were awarded on December 18, 2007, were immediately exercisable, and expire three years from the date of grant. The dollar amount presented represents the aggregate fair value of such awards on the dates of grant. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of zero, expected volatility of 130.5-131%, risk-free interest rate of 4.25%, and expected lives of 1.5 years.

(12)	Represents amounts paid to R. Domanik Consulting, Inc. as consulting fees for services performed during 2007. Dr. Domanik is the President and sole stockholder of R. Domanik Consulting, Inc.

(13)	Dr. Ocana was Chief Executive Officer from November 2006 through July 2007, a consultant to the Company from July to December 2007, and President of International Operations (“PIO”) from December 2007 through November 2008. His initial base salary as CEO was set at $180,000 per year, he was entitled to commissions as a consultant, and his initial salary as PIO was set at $10,000 per month.

(14)	Represents amount paid as an automobile allowance.

(15)	Amount shown includes (a) $90,000 paid as CEO salary, (b) $10,000 paid as PIO salary, and (c) $25,000 paid as draws against commissions earned.

(16)	Represents six payments of $2,500 made during 2007 under Dr. Ocana’s employment agreement, pursuant to which Dr. Ocana was entitled to receive a $45,000 bonus payable in 18 equal monthly installments of $2,500. Dr. Ocana was CEO for six months during the 2007 fiscal year and received six corresponding bonus payments.

(17)	Represents warrants to purchase 50,000 shares of Common Stock at $2.00 per share that were awarded on January 22, 2007, were immediately fully exercisable, and expire three years from the date of grant. Such warrants were awarded pursuant to Dr. Ocana’s employment agreement upon achievement of certain milestones. The dollar amount presented represents the aggregate fair value of such award on the date of grant. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of zero, expected volatility of 120%, risk-free interest rate of 4.25%, and expected life of 1.5 years.

(18)	Includes (a) $3,500 for an automobile allowance, and (b) $45,000 paid in connection with Dr. Ocana’s resignation as CEO and as a director in July 2007.

(19)	Represents Dr. Ocana’s first monthly bonus payment of $2,500. See Note 17 above.

(20)	Represents warrants to purchase 50,000 shares of Common Stock at $1.30 per share granted on December 1, 2006, exercisable immediately with a term of three years. Such warrants were exercised in 2007. The dollar amount presented represents the aggregate fair value of such award on the date of grant. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of zero, expected volatility of 103%, risk-free interest rate of 4.25%, and expected life of three years

Grants of Plan-Based Awards

The following table sets forth certain information regarding each grant of an award made to a Named Executive Officer during the 2008 fiscal year, including any awards that subsequently have been transferred.

All Other
Option/
				Warrant	Exercise
			All Other Stock	Awards:	or Base		Grant Date
			Awards:	Number of	Price of	Closing	Fair Value
			Number of	Securities	Option/	Market	of Stock and
			Shares of	Underlying	Warrant	Price on	Option/
			Stock or	Options/	Awards	Date of	Warrant
Name	Grant Date		Other Units	Warrants	($/Sh)	Grant ($)	Awards(1)

Robert F. McCullough, Jr.	1/23/08	(2)	100,000	—	—	$3.11	$177,735
	4/1/08	(3)	—	10,000	$2.06	$2.55	$16,163
Richard A. Domanik, Ph.D.	1/23/08	(2)	100,000	—	—	$3.11	$177,735
Dr. Augusto Ocana	—		—	—	—	—	—
Eric Cohill	—		—	—	—	—	—

(1)	The value of a warrant award is based on the fair value as of the grant date of such award determined pursuant to FAS 123(R).

(2)	Represents shares of restricted Common Stock granted in consideration for services rendered during the Company’s 2007 fiscal year.

(3)	Represents warrant grant pursuant to the terms of his employment agreement upon the Company’s execution of a distribution agreement for the Company’s cervical cell collection device. The employment agreement expired November 30, 2008.

Named Executive Officer Compensation and Employment Agreements

The following section includes a description of the employment agreements for certain of our Named Executive Officers and a narrative discussion of the compensation paid to all such Named Executive Officers.

Robert F. McCullough, Jr. — Current CEO and CFO

Mr. McCullough was appointed Chief Executive Officer of the Company in October 2007, and has served as the Company’s Chief Financial Officer since November 2005. In April 2006, Mr. McCullough’s base salary was set at $120,000 per year and he was paid $90,000 for the period April through December 2006. In November 2006, the Board of Directors approved and the Company entered into a new employment agreement with Mr. McCullough pursuant to which he agreed to continue to provide, on a non-exclusive basis, financial accounting, reporting and business services to the Company. The agreement provided for a term of 24 months from December 1, 2006, subject to earlier termination. Under the agreement, Mr. McCullough received a salary of $10,000 per month, which increased to $15,000 per month in April 2007 subsequent to the Company having raised $5 million in funding. It also provided that Mr. McCullough is entitled to reimbursement of out-of-pocket expenses related to the performance of his duties for the Company and certain health insurance benefits. The agreement expired according to its terms on November 30, 2008 and was not renewed, although Mr. McCullough still serves as CEO of the Company.

The agreement also provided for the issuance of warrants to Mr. McCullough to purchase shares of Common Stock of the Company upon the achievement of certain performance milestones, as follows: (a) 15,000 shares upon completion of FDA trials for the Company’s products and receipt of all necessary FDA approvals, (b) 25,000 shares on the date that the

Company has raised $5 million in an equity financing at an average price of not less than $2.20 per share, (c) 10,000 shares when the Company has signed a distribution agreement for the Company’s cervical cell collection device, (d) 25,000 shares at such time as the Company’s stock price trades above $3.00 for 45 out of 60 trading days, (e) 25,000 shares at such time as the Company’s stock price trades above $5.00 for 45 out of 60 trading days, and (f) 50,000 shares at such time as the Company’s stock price trades above $10.00 for 45 out of 60 trading days. The exercise price for all shares purchased pursuant to any of the above would have been equal to the average closing price of the Common Stock of the Company, less a 33% discount, during the 45 days prior to the date such milestone had been reached.

The agreement also provided for revenue incentives, such that Mr. McCullough would have received warrants to purchase 50,000 shares of Common Stock when the Company’s revenues exceed $20 million and an additional 50,000 shares when revenues exceed $50 million. The exercise price for such warrants would have been equal to the average closing price of the Common Stock during the 45-day period prior to the date the milestone is reached, less a 33% discount. The agreement granted Mr. McCullough further warrants in the event of the acquisition of the Company as follows: (1) warrants to purchase 125,000 shares of Common Stock at $2.50 per share if the Company is acquired for more than $10.00 per share; (2) warrants to purchase 175,000 shares of Common Stock at $5.00 per share if the Company is acquired for more than $20.00 per share; and (3) warrants to purchase 250,000 shares of Common Stock at $7.50 per share if the Company had been acquired for more than $30.00 per share.

In April 2008, the Company granted Mr. McCullough warrants to purchase 10,000 shares of Common Stock at $2.06 per share following achievement of the milestone that required the Company to execute a distribution agreement for its cervical cell collection device. The warrants were immediately exercisable and expire on the third anniversary of the date of grant. In February 2007, the Company granted Mr. McCullough warrants to purchase 25,000 shares of Common Stock at $2.60 per share following achievement of the milestone that required the Company’s Common Stock to trade over $3.00 per share for 45 out of 60 trading days. The warrants were immediately exercisable and expire on the third anniversary of the date of grant. In 2006, the Company granted Mr. McCullough warrants to purchase 400,000 shares of the Company’s Common Stock at an exercise price of $1.28 per share. The warrants were exercisable as of January 1, 2007 and expire on the third anniversary of the date of grant, or September 28, 2009.

During 2008, the Company paid Mr. McCullough $180,000 for his services as CEO and CFO, which includes $19,771 that was accrued but unpaid as of December 31, 2008 and that the Company paid in 39,459 shares of Common Stock during the first quarter of 2009 and does not include $45,000 that was accrued but unpaid as of December 31, 2007 and was paid in 2008. In January 2008, the Board of Directors granted Mr. McCullough a stock bonus of 100,000 shares of restricted, unregistered Common Stock. Such bonus was made in recognition of Mr. McCullough’s performance during the 2007 fiscal year, including his role in reducing the Company’s debts and accounts payable, work towards achieving regulatory approval of the Company’s cervical cell collection device (which occurred in February 2008) and assistance in raising necessary capital to fund operations. During 2008, the Company reimbursed Mr. McCullough $71,094 for the taxes payable with respect to such stock bonus.

Dr. Augusto Ocana — Former CEO and former President of International Operations

Dr. Ocana became Chief Executive Officer and a director of the Company in November 2006 and resigned from those positions in July 2007. Under Dr. Ocana’s original employment agreement, his initial annual salary was $180,000, subject to annual review by the Board and subject to an increase to $204,000 upon certain conditions. Dr. Ocana was also entitled to a $45,000 bonus payable in 18 equal monthly installments of $2,500, standard benefits from the Company, reimbursement of reasonable, ordinary and necessary business expenses, and a $500 per month automobile allowance. Dr. Ocana was paid $90,000 for his service as CEO during 2007, and $15,000 for his service as CEO during 2006. He also received an aggregate $17,500 in bonus payments under his employment agreement, of which $15,000 was paid in 2007 and $2,500 was paid in the 2006 fiscal year.

The agreement also provided for the grant to Dr. Ocana of warrants to purchase various amounts of shares of Common Stock upon achievement of certain milestones. In accordance therewith, Dr. Ocana received a warrant on December 1, 2006, his first day of employment, to purchase 50,000 shares of Common Stock at $1.30 per share. Dr. Ocana received an additional warrant to purchase 50,000 shares of Common Stock at $2.00 per share on

January 22, 2007, the date on which the closing price of the Common Stock was $3.00 or more during 30 days out of any consecutive 45 day period.

In connection with his resignation as CEO and as a director in July 2007, Dr. Ocana and the Company entered into an amendment to his original employment agreement. Under such amendment, Dr. Ocana was to serve as a consultant to the Company, primarily focused on the development and establishment of a distribution system for the Company’s products in Europe and Asia. Dr. Ocana was entitled to a commission of 3% of gross revenues received from distributors Dr. Ocana introduced to the Company and with which the Company entered into distribution agreements (“Distributors”) for Company products sold to such distributors. Dr. Ocana also was entitled to receive a monthly advance fee of $5,000 to be offset against future commissions earned, which draw would be increased to $7,500 per month under certain circumstances. The consultancy was on a month-to-month basis, although the Company had no right to terminate within the first 90 days. It was also agreed that Dr. Ocana would continue to be covered by any medical, dental, disability, life insurance and other benefits of the Company for so long as he was a consultant to the Company (and in any event at least until December 1, 2007) and that the Company would provide him with an office in New Jersey until December 31, 2007.

In 2007, in connection with his resignation as Chief Executive Officer and a director of the Company in July 2007, CytoCore paid Dr. Ocana $45,000 in satisfaction of all amounts due him.

When Dr. Ocana was appointed President of International Operations in December 2007, the parties entered into a second amendment to his original employment agreement. Under the second amendment, Dr. Ocana was entitled to receive a commission of 3% of gross revenues received from Distributors, due and payable in accordance with the terms of the amendment. Dr. Ocana was also entitled to receive a commission of 1.5% of gross revenue from distributors he located and appointed in the United States from the sale of the Company’s products to such distributors for a period of two years. In addition, Dr. Ocana received a monthly payment of $10,000. Dr. Ocana continued to be covered by Company benefit plans, received an automobile allowance of $550 per month and was provided with an office in New Jersey. The term of the agreement commenced December 1, 2007 and remained in effect until November 30, 2008. The Company paid Dr. Ocana $100,000 as salary during the year ended December 31, 2008 and $10,000 during the year ended December 31, 2007 for his service as President of International Operations and $25,000 for 2007, as a draw against commissions earned. He also received $4,750 as an automobile allowance during the 2008 fiscal year.

The second amendment to his agreement also provided that Dr. Ocana was entitled to warrants to purchase an aggregate 130,000 shares of Common Stock upon achievement of certain milestones, including revenue milestones and the acquisition of the Company. The exercise price for all such warrants was to be the fair market value on the date such warrant may be exercised, taking into account the restriction on transferability of such shares at the time of exercise. None of the milestones were met during Dr. Ocana’s tenure with the Company.

Under becoming President of International Operations, Dr. Ocana confirmed his confidentiality, non-competition and similar obligations as set forth in his original employment agreement, and was provided the right to be released from his obligations with respect to non-disclosure, non-competition, non-interference and non-solicitation upon his delivery of notice to the Company that he was relinquishing his rights to receive commissions from sales to Distributors.

Richard A. Domanik, Ph.D. — Chief Operating Officer

Dr. Domanik became President of the Company in May 2007, serving in such capacity until August 2008, and became Chief Operating Officer in October 2007. The Company and Dr. Domanik have not entered into an employment agreement, although the basic terms of his compensation have been established. Specifically, Dr. Domanik is entitled to receive an annual salary of $150,000, standard benefits as provided to other employees, and reimbursement of reasonable business expenses. During 2008, the Company paid Dr. Domanik $145,00 for his services as President and COO, which includes $12,243 that was accrued but unpaid as of December 31, 2008 that the Company paid in 21,645 shares of Common Stock of the Company during the first quarter of 2009. In January 2008, the Board of Directors granted Dr. Domanik a stock bonus of 100,000 shares of restricted, unregistered Common Stock, valued at $177,735 for services rendered to the Company in 2007. Such bonus was made in recognition of Dr. Domanik’s performance during the 2007 fiscal year. Also, in 2008, the Company reimbursed Dr. Domanik $83,094 for the taxes payable with respect to such stock bonus.

During 2007, prior to his employment with the Company, the Company paid R. Domanik Consulting, Inc., a consulting company for which Dr. Domanik serves as President and sole stockholder, consulting fees in the amount of $13,615.

During 2007, Dr. Domanik was granted two warrants. The first was granted in June 2007 and entitles Dr. Domanik to purchase 30,000 shares of Common Stock at $2.67 per share; the warrant was immediately exercisable and has a term of three years. Dr. Domanik also received a warrant to purchase 5,000 shares of Common Stock in December 2007 at an exercise price of $1.89 per share. Such warrant was immediately exercisable with a term of three years.

Eric Cohill — Former Senior Vice President, Sales and Marketing and former President

Mr. Cohill became Senior Vice President, Sales and Marketing in April 2008 and served in that capacity until August 2008, when he was elected President of the Company, serving as such until December 2008. Mr. Cohill, who did not have an agreement with the Company, was paid $112,546 for his service as Senior Vice President, Sales and Marketing and $35,833 for his service as President. Mr. Cohill participated in the Company’s employee benefit plans available to all employees, but did not receive any equity grants, bonuses, perquisites or any other payments or benefits from the Company. Payments to Mr. Cohill ceased when his employment with the Company terminated.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding unexercised options, unvested stock, and equity incentive plan awards for each Named Executive Officer outstanding as of the end of the Company’s 2008 fiscal year.

	Option / Warrant Awards						Stock Awards
									Equity	Equity
									Incentive	Incentive
									Plan	Plan
				Equity					Awards:	Awards:
				Incentive					Number of	Market or
				Plan					Unearned	Payout
				Awards:				Market	Shares,	Value of
	Number of		Number of	Number of			Number of	Value of	Units or	Unearned
	Securities		Securities	Securities			Shares or	Shares or	Other	Shares, Units or
	Underlying		Underlying	Underlying			Units of	Units of	Rights	Other
	Unexercised		Unexercised	Unexercised	Option		Stock That	Stock	That	Rights
	Options		Options	Unearned	Exercise	Option	Have Not	That Have	Have Not	That Have
	(#)		(#)	Options	Price	Expiration	Vested	Not Vested	Vested	Not Vested
Name	Exercisable		Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Robert F. McCullough, Jr.	400,000	(1)	—	—	$1.28	9/28/09	—	—	—	—
	25,000	(2)	—	—	$2.60	2/12/10	—	—	—	—
	10,000	(3)	—	—	$2.06	4/1/12	—	—	—	—
Richard A. Domanik, Ph.D.	30,000	(4)	—	—	$2.67	6/29/10	—	—	—	—
	5,000	(5)	—	—	$1.89	12/18/10	—	—	—	—
Dr. Augusto Ocana	50,000	(6)	—	—	$2.00	1/22/10	—	—	—	—
Eric Cohill	—		—	—	—	—	—	—	—	—

(1)	Represents grant of warrants on September 28, 2006 to purchase 400,000 shares of Common Stock at $1.28 per share, vested in full as of January 1, 2007, with a term of three years. Such warrants were amended in November 2006 to permit a cashless exercise.

(2)	Represents grant of warrants on February 12, 2007 to purchase 25,000 shares of Common Stock at $2.60 per share, vested in full immediately, with a term of three years.

(3)	Represents grant of warrants on April 1, 2008 to purchase 10,000 shares of Common Stock at $2.06 per share, vested in full immediately, with a term of three years.

(4)	Represents grant of warrants on June 29, 2007 to purchase 30,000 shares of Common Stock at $2.67 per share, vested in full immediately, with a term of three years.

(5)	Represents grant of warrants on December 18, 2007 to purchase 5,000 shares of Common Stock at $1.89 per share, vested in full immediately, with a term of three years.

(6)	Represents grant of warrants on January 22, 2007 to purchase 50,000 shares of Common Stock at $2.00 per share, vested in full immediately, with a term of three years.

In January 2008, each of Mr. McCullough and Dr. Domanik was also granted a stock bonus of 100,000 shares of restricted, unregistered Common Stock in consideration for services rendered during the 2007 fiscal year. Such awards were not subject to vesting or any performance conditions but are restricted under applicable securities laws. In each case, the Company agreed to reimburse such recipients for the tax effects of the stock awards and in 2008 Mr. McCullough was paid $71,094 and Dr. Domanik was paid $83,094 in fulfillment of such agreement. See the “Chief Executive Officer Compensation” and “President and Chief Operating Officer Compensation” sections above for more information.

Warrant grants made to the Company’s executive officers and directors are made outside of the Company’s option plans, and no options have been granted pursuant to the Company’s option plans or otherwise to executive officers or directors in the last two fiscal years. The Company has one option plan, the 1999 Equity Incentive Plan (the “Plan”), which provides for the issuance to consultants, officers, non-employee directors and key employees of up to 2,000,000 shares of Common Stock pursuant to stock options (incentive and non-qualified), restricted stock, stock appreciation rights (“SARs”) and performance shares and units. Grants under the Plan are exercisable at fair market value determined as of the date of grant in accordance with the terms of the Plan. Grants vest to recipients immediately or ratably over periods ranging from two to five years, and expire five to ten years from the date of grant. The Plan became effective on June 1, 1999 and has a term of ten years; it will expire shortly.

At the Annual Meeting of Stockholders on May 25, 1999, stockholders also approved the 1999 Employee Stock Purchase Plan (the “Purchase Plan”). The Purchase Plan offers employees the opportunity to purchase shares of Common Stock of CytoCore through a payroll deduction plan at 85% of the fair market value of such shares at specified enrollment measurement dates. The aggregate number of shares available for purchase under the plan is 16,000. There was no activity under the Purchase Plan in the 2008, 2007 or 2006 fiscal years.

Option Exercises and Stock Vested

The Named Executive Officers did not exercise any stock options, SARs and similar instruments, and no such instruments vested, including restricted stock, restricted stock units and similar instruments, during the 2008 fiscal year.

Pension Benefits

The Named Executive Officers received no benefits in fiscal year 2008 from the Company under defined benefit or defined contribution retirement plans other than the Company’s 401(k) tax qualified plan, which is currently inactive.

Nonqualified Deferred Compensation

The Named Executive Officers did not receive any benefits in fiscal year 2008 from the Company under any nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change-in-Control

The Company does not offer or have in place any formal severance, change in control or similar compensation programs for its officers or employees. Rather, the Company individually negotiates with those employees for whom such compensation is deemed necessary. The Company does not currently have an agreement with any officer with respect to severance, change of control or a similar circumstance.

Mr. McCullough’s employment agreement provided that in the event Mr. McCullough’s employment was terminated without cause, he would be entitled to his salary for the remainder of the term of his employment agreement with the Company, as well as health insurance for himself and his children during such period. The actual value of payments made to Mr. McCullough would have depended on the date of his termination without cause and the remainder of his employment term as of the date of such termination. Mr. McCullough’s employment agreement has expired and the Company does not have any liability to Mr. McCullough for severance.

In November 2006, the Board adopted a plan to grant certain directors warrants upon the acquisition of the Company — see “Compensation of Directors — Director Compensation Arrangements” below.

Compensation of Directors

The following table sets forth certain information regarding all compensation of directors for the Company’s 2008 fiscal year. Directors who are or were also employees, including Robert F. McCullough, Jr., did not receive any compensation for their service as a director while they were employees. Daniel J. Burns, the former Chairman of the Board, also did not receive director fees. Rather, Future Wave Management, for which Mr. Burns is President and sole owner, received consulting fees from the Company, pursuant to an agreement that expired November 30, 2008.

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
	Fees Earned or		Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash		Awards	Awards	Compensation	Earnings	Compensation		Total
Name	($)		($)	($)	($)	($)	($)		($)

John Abeles, M.D.	$20,000	(1)	—	—	—	—	$7,227	(2)	$27,227
Daniel J. Burns	—		—	—	—	—	$111,168	(3)	$111,168
Erik Danielsen	$6,667	(1)	—	—	—	—	—		$6,667
Phillip Bradley Hall, M.D.	$10,000	(1)	—	—	—	—	—		$10,000
Alexander Milley	$20,000	(1)	—	—	—	—	$7,227	(2)	$27,227
Clinton H. Severson	$20,000	(1)	—	—	—	—	$7,227	(2)	$27,227
Floyd Taub, M.D.	$8,334	(1)	—	—	—	—	$7,227	(2)	$15,561
David J. Weissberg, M.D.	$11,667	(1)	—	—	—	—	—		$11,667

(1)	Represents accrued but unpaid director fees with respect to fiscal year 2008. Does not include amounts accrued but unpaid in 2007; these amounts were not paid in 2008.

(2)	Represents amounts accrued but unpaid as reimbursement for the taxes incurred on the grant of common stock awards in the amount of 10,000 shares made January 23, 2008 for services performed during the 2007 fiscal year.

(3)	Represents $71,265 accrued but unpaid as reimbursement for taxes incurred on the grant of a common stock award in the amount of 100,000 shares made January 23, 2008 for services performed during the 2007 fiscal year, $16,940 paid in 2008 as reimbursement for taxes incurred in connection with a 2006 common stock award and $22,963 paid in 2008 as payment for expenses.

Director Compensation Arrangements

In November 2006, the Board of Directors approved Board compensation for each director at the rate of $5,000 per quarter effective January 1, 2007. All outside directors are entitled to receive warrants to purchase 25,000 shares of the Company’s Common Stock when the Company’s revenues reach $20 million and another 25,000 shares of Common Stock when revenues reach $50 million. The exercise price of such warrants will be at a 33% discount to the average trading price of the Common Stock during the 45 days prior to the date the Company achieves each revenue milestone.

All outside directors will also receive, upon the acquisition of the Company, as follows: (1) warrants to purchase 62,500 shares of Common Stock at $2.50 per share if the Company is acquired for more than $10.00 per share; (2) warrants to purchase 87,500 shares of Common Stock at $5.00 per share if the Company is acquired for more than $20.00 per share; and (3) warrants to purchase 125,000 shares of Common Stock at $7.50 per share if the Company is acquired for more than $30.00 per share.

In November 2006, the Board also approved an arrangement whereby the Company is obligated to reimburse Mr. McCullough, Dr. Abeles, Mr. Milley, and Dr. Weissberg for certain tax effects in connection with the exercise of warrants issued to such individuals in September 2006. The Company will be obligated to pay to each individual 39% of the taxable value of such warrants when exercised, payable within three months of such exercise, such payment to occur only if the Company is acquired or certain other conditions are met. At the same time, the Board of Directors approved amendments to all existing warrant agreements between the Company and its then-current Board members, as well as former directors and employees, such amendment to permit all such holders to exercise all such warrants on a cashless basis.

In addition, in November 2006, CytoCore agreed that it would be responsible for certain tax effects in connection with shares of the Company’s Common Stock issued to Mr. Burns as compensation for services rendered. The Company was obligated to pay a percentage of the taxable value of such shares, and paid $77,000 in 2007 in satisfaction of this obligation (which amount represented 22% of the taxable value of the shares when sold) and $16,940 in 2008 in satisfaction of this obligation (which amount represented the taxable value of the tax reimbursement paid in 2007).

The Company also reimburses directors for reasonable expenses incurred in connection with their attendance at meetings of the Board of Directors. For information relating to shares of the Company owned by each of the directors, see “Security Ownership of Certain Beneficial Owners and Management” above. For information concerning the compensation of directors who are or were also officers of the Company, see the “Summary Compensation Table” and accompanying narrative disclosure above.

Other Equity Awards

In addition to the amounts shown above, Dr. Abeles is the holder of warrants to purchase an aggregate 64,583 shares of the Company’s Common Stock. Of such amount, warrants representing the right to purchase 62,500 shares were granted in September 2006 at an exercise price of $2.00 per share with immediate full vesting and a term of five years, and warrants representing the right to purchase 2,083 shares were granted in May, 2005 at an exercise price of $1.00 per share with immediate full vesting and a term of five years. Mr. Milley is the holder of warrants to purchase an aggregate 62,500 shares of the Company’s Common Stock. These warrants were granted in September 2006 at an exercise price of $2.00 per share with immediate full vesting and a term of five years. Mr. Burns is the holder of a warrant to purchase 150,000 shares of the Company’s Common Stock issued in connection with his participation in the Company’s private placement in the first quarter of 2008. Such warrants are immediately exercisable at $2.00 per share with a term of three years. Future Wave Management is also the holder of a warrant to purchase 10,000 shares of the Company’s Common Stock, granted April 1, 2008 in accordance with its agreement with the Company. Such warrants are immediately exercisable at $2.06 per share with a term of three years. Dr. Weissberg also participated in the private placement and received three-year warrants exercisable at $2.00 per share to purchase 12,500 shares. For information on warrants and other rights to purchase shares of Common Stock held by the Company’s employee-directors and by entities affiliated with the Company’s directors, see “Outstanding Equity Awards at Fiscal Year-End” and “ Certain Relationships and Related Party Transactions” above.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

LJ Soldinger Associates LLC (“LJSA”) has been selected as the Company’s independent registered pubic accounting firm for the current fiscal year. A representative of LJSA is not expected to be present at the Meeting.

Amper, Politziner & Mattia PC (“Amper”) served as the Company’s independent registered public accounting firm from May 2006 until its dismissal on June 29, 2007. On July 2, 2007, the Company appointed LJSA as its independent registered public accounting firm to audit the Company’s financial statements and to perform reviews of interim financial statements. The change in accounting firms was recommended and approved by the Audit Committee.

The report of Amper on the Company’s financial statements as of and for the fiscal year ended December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except for the uncertainty that the Company had recurring losses from operations and as a result was dependent upon access to additional external financing, which raised substantial doubt about the Company’s ability to continue as a going concern.

In connection with its audit for the fiscal year ended December 31, 2006 and through June 29, 2007, there were no disagreements with Amper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Amper, would have caused Amper to make reference to such matters in its report on the financial statements for such year.

During the year ended December 31, 2006, and in the subsequent interim periods preceding the dismissal of Amper, the Company did not have any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K, except for the material weaknesses in internal control over financial reporting as described below. In connection with its audit of the Company’s financial statements for the year ended December 31, 2006, Amper brought to the Company’s attention and advised and discussed with the Audit Committee certain material weaknesses identified as follows:

1. The Company currently has insufficient resources and an insufficient level of monitoring and oversight, which may restrict the Company’s ability to gather, analyze and report information relative to the financial statements in a timely manner, including insufficient documentation and review of the selection and application of generally accepted accounting principles to significant non-routine transactions. In addition, the limited size of the accounting department makes it impractical to achieve an optimum segregation of duties.

2. The Company currently has an insufficient level of monitoring and oversight controls for contracts and agreements. This may restrict the Company’s ability to gather, analyze and report information relative to the financial statements in a timely manner, including insufficient documentation and review of the selection and application of generally accepted accounting principles to significant non-routine transactions.

3. The Company currently has insufficient resources, tools and expertise to properly value equity instruments in accordance with generally accepted accounting principles.

4. The Company does not have the needed expertise in house to appropriately handle all tax related matters and related accounting treatment.

5. The Company’s current accounting package has very limited controls built into the software and allows data to be easily modified, added or deleted without a detailed audit trail.

The Company authorized Amper to respond fully to the inquiries of LJSA as its successor accountant concerning the subject matter of the items discussed above. The Company requested that Amper furnish it with a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of such letter, dated July 5, 2007, was filed as Exhibit 16 to the Form 8-K filed by the Company on July 5, 2007 reporting Amper’s dismissal.

Neither the Company nor anyone acting on its behalf consulted LJSA or Amper regarding either (1) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered by the accounting firm on the Company’s financial statements and either written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (2) any matter that was the subject of disagreement or reportable event, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K.

Fees

The following table presents fees for professional services rendered by L J Soldinger Associates LLC for the fiscal years 2008 and 2007, respectively:

Services Performed	2008	2007

Audit Fees(1)	$281,000	$200,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$281,000	$200,000

(1)	Audit fees represent fees billed for professional services provided in connection with the audit of the Company’s annual financial statements, reviews of its quarterly financial statements, audit services provided in connection with statutory and regulatory filings for those years and audit services provided in connection with securities registration and/or other issues resulting from that process.

(2)	Audit-related fees represent fees billed primarily for assurance and related services reasonably related to securities registration and/or other issues resulting from that process.

(3)	Tax fees principally represent fees billed for tax preparation, tax advice and tax planning services.

(4)	All other fees principally would include fees billed for products and services provided by the accountant, other than the services reported under the three captions above.

Pre-Approval Policies

As required by applicable law, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. In connection with such responsibilities, the Audit Committee is required, and it is the Audit Committee’s policy, to pre-approve the audit and permissible non-audit services (both the type and amount) performed by the Company’s independent registered public accounting firm in order to ensure that the provision of such services does not impair the firm’s independence, in appearance or fact.

The Audit Committee pre-approved all audit services provided to the Company during fiscal 2008. No non-audit services were provided to the Company during fiscal year 2008.

ADDITIONAL INFORMATION

Transaction of Other Business

The Board of Directors knows of no other business that will be presented for consideration at the Meeting other than that described above. If any other business should come before the Meeting, however, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Stockholder Proposals for 2010 Annual Meeting

In order to be eligible for inclusion in the Company’s proxy materials for the next annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received by the Company no later than January 4, 2010. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

In order for a matter to be properly brought before a meeting but not presented in the Company’s proxy statement for such meeting, a stockholder must comply with the provisions of the Company’s By-laws regarding annual meeting agenda items. Specifically, the By-laws provide that for business to be properly brought before any annual meeting by a stockholder, the stockholder must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the Corporation at the principal executive offices of the Company not less than

60 days prior to the first anniversary of the date of the mailing of the notice of the previous year’s annual meeting of stockholders, or March 20, 2010. If, however, no annual meeting of stockholders was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, to be timely the stockholder’s notice must be so delivered, or mailed and received, not later than the close of business on the later of (a) the 60th day prior to such annual meeting or (b) the 10th day following the day on which the date of the meeting has been first “publicly disclosed” by the Company. “Publicly disclosed” or “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by the Company with the SEC.

Any stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and address, as they appear on the Company’s books, of the stockholder proposing such business;

•	the class and number of shares of the Company which are beneficially owned by the stockholder; and

•	any material interest of the stockholder in such business.

Solicitations

The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by letter, telephone, facsimile or e-mail without additional compensation. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold voting securities and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with their distribution of Company proxy materials.

Annual Report on Form 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, WHICH CONTAINS FINANCIAL STATEMENTS AND OTHER INFORMATION OF INTEREST TO STOCKHOLDERS, ACCOMPANIES THIS PROXY STATEMENT. STOCKHOLDERS MAY, UPON WRITTEN REQUEST AND UPON PAYMENT OF A REASONABLE FEE, ALSO OBTAIN COPIES OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008. REQUESTS SHOULD BE MADE IN WRITING TO: CYTOCORE, INC., 414 NORTH ORLEANS STREET, SUITE 510, CHICAGO, ILLINOIS 60610, ATTENTION: CHIEF FINANCIAL OFFICER.

By Order of the Board of Directors

Robert F. McCullough, Jr.
Chairman, Chief Executive Officer and Chief Financial Officer

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. — COMMON 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. — 401 K 123,456,789,012.12345 ?x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000025662_1 R2.09.03.17 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Robert F McCullough, Jr 02 John H Abeles, M.D. 03 Erik Danielsen 04 Alexander M Milley 05 Clinton H Severson CYTOCORE, INC. 414 NORTH ORLEANS STREET SUITE 510 CHICAG,IL 60654 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors does not have a recommendation for voting on the following proposal(s): For Against Abstain 2. To transact such other business as may properly come before the meeting or any adjournment thereof. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof, if such busiess was not known to the Board of Directors prior to the solicitation of this proxy. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0000025662_2 R2.09.03.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

CYTOCORE, INC. This proxy is solicited by the Board of Directors Annual Meeting of Stockholders June 22, 2009
The stockholder(s) hereby appoint(s) Robert F. McCullough Jr. and Richard A Domanik, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, and in their discretion on any other business which may properly come before the meeting, all of the shares of Common Stock of CYTOCORE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders(s) to be held at 10:00 AM, local time on June 22, 2009 at the Holiday Inn Chicago Mart Plaza located at 350 West Mart Center Drive, Chicago, Illinois 60654, and any adjournment or postponement thereof, all as more fully described in The Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged.
THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL LISTED.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.

Continued and to be signed on reverse side

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. — COMMON 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. — 401 K 123,456,789,012.12345 ?x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000025662_1 R2.09.03.17 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Robert F McCullough, Jr 02 John H Abeles, M.D. 03 Erik Danielsen 04 Alexander M Milley 05 Clinton H Severson CYTOCORE, INC. 414 NORTH ORLEANS STREET SUITE 510 CHICAG,IL 60654 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors does not have a recommendation for voting on the following proposal(s): For Against Abstain 2. To transact such other business as may properly come before the meeting or any adjournment thereof. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof, if such busiess was not known to the Board of Directors prior to the solicitation of this proxy. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0000025662_2 R2.09.03.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

CYTOCORE, INC. This proxy is solicited by the Board of Directors Annual Meeting of Stockholders June 22, 2009
The stockholder(s) hereby appoint(s) Robert F. McCullough Jr. and Richard A Domanik, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, and in their discretion on any other business which may properly come before the meeting, all of the shares of the shares of Series E Preferred Stock of CYTOCORE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders(s) to be held at 10:00 AM, local time on June 22, 2009 at the Holiday Inn Chicago Mart Plaza located at 350 West Mart Center Drive, Chicago, Illinois 60654, and any adjournment or postponement thereof, all as more fully described in The Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged.
THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL LISTED.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.

Continued and to be signed on reverse side